CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In connection with the filing of Form S-1/A2 we hereby consent to the inclusion herein of our report dated May 12, 2010 on the financial statements of Tiger Jiujiang Mining, Inc. for the period ended February 28, 2010 and for the period January 28, 2010 (date of inception) through February 28, 2010.

          /s/         “Gruber & Company, LLC”

Gruber & Company, LLC
Lake Saint Louis, Missouri

November 15, 2010